UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

Zedge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, Ste. 1450 (3rd Floor)
New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 8 and 10, 2026, Zedge, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Howard Jonas, the Company's Vice Chairman, and Elliot Gibber, a member of the Company’s Board of Directors, and another current Company stockholder (collectively, the “Purchasers”). Under the Purchase Agreement, the Company agreed to sell to the Purchasers, and each Purchaser agreed to purchase a portion of, an aggregate of 2,616,447shares (the “Shares”) of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), and warrants (the “Warrants”) to purchase an aggregate of 2,354,803 shares of Class B Common Stock (the “Warrant Shares”), for aggregate proceeds of $7,675,000. The purchase price for the Shares is either $2.98 or $2.93 per Share (equal to the closing price for the Class B Common Stock on the NYSE American trading day immediately preceding the date that the respective Purchaser executed the Purchase Agreement, with accompanying Warrant coverage of 90%.

Under the Purchase Agreement, Mr. Jonas agreed to invest $6,500,000 for 2,218,430 Shares and Warrants to purchase 1,996,857 Warrant Shares; Mr. Gibber agreed to invest $650,000 for 221,843 Shares and Warrants to purchase 199,659 Warrant Shares; and the remaining Purchaser agreed to invest $525,000 for 176,174 Shares and Warrants to purchase 158,557 Warrant Shares. Mr. Jonas is the father of Michael Jonas, the Company’s Executive Chairman and Chairman of the Board.

The Purchase Agreement requires closing by each Purchaser within fifteen (15) days after execution by such Purchaser, subject to satisfaction or waiver of customary closing conditions.

The Warrants have an exercise price equal to 110% of the Purchaser’s applicable purchase price per Share ($3.22 or $3.28 per Warrant Share), subject to adjustment, and expire on the fifth (5th) anniversary of the initial exercise date. The Warrants may not be exercised prior to the later of: (i) the date which is six (6) months after the closing of the Purchase Agreement with the applicable Purchaser; and (ii) receipt of the requisite stockholder approval under NYSE American rules for issuance of the Warrants and the Warrant Shares (“Stockholder Approval”). The Company has agreed to use reasonable best efforts to submit a proposal for Stockholder Approval at its next annual or special stockholder meeting and solicit proxies therefor. Each Purchaser has agreed not to vote his or its Class B Common Stock on that proposal. Stockholder Approval is not a condition to the closing under the Purchase Agreement.

The Warrants require cash exercise, prohibit sale, transfer or assignment, and will not be listed for trading.

The Purchase Agreement relates to the private placement described in the Company's Current Report on Form 8-K furnished on August 31, 2026

The Company did not engage a placement agent or underwriter in connection with the private placement and paid no underwriting discounts or commissions.

None of the Shares, Warrants or Warrant Shares have been, or are expected to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. It is anticipated that the Shares, Warrants, and the Warrant Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing summaries are qualified in their entirety by reference to the Purchase Agreement and form of Warrant, filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Each Purchaser represented that it is an accredited investor and is acquiring the securities for investment, and the Company has not engaged in general solicitation or general advertising in connection with the offering. The securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. The Company has no contractual obligation to register the securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
4.1	Form of Class B Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement by and among Zedge, Inc. and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Executive Officer

Dated: September 10, 2026

Exhibits.

Exhibit No.	Document
4.1	Form of Class B Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement, by and among Zedge, Inc. and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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